UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2025, the general due diligence period expired under the Portfolio Purchase Agreement, dated as of September 15, 2025 (as amended, the “Purchase Agreement”), by and between certain subsidiaries (collectively, the “Sellers”) of SITE Centers Corp. (the “Company”), and certain affiliates of Haverford Retail Partners (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Sellers have agreed to sell to the Purchasers all of their interests in East Hanover Plaza (East Hanover, NJ), Southmont Plaza (Easton, PA) and Stow Community Center (Stow, OH) for an aggregate price of $126.0 million in cash, subject to adjustment for certain closing pro-rations, allocations and credits. East Hanover Plaza and Southmont Plaza currently serve as collateral for certain of the Company’s mortgage indebtedness, and the release price applicable thereto is expected to be approximately $39.1 million in the aggregate.

Closing remains subject to customary conditions, including, but not limited to, delivery of estoppel letters from tenants, the accuracy of the Sellers’ representations in all material respects and the absence of certain casualty or condemnation events. The Purchaser has posted a deposit of approximately $2.5 million with the escrow agent for the transaction, which deposit is nonrefundable (except in certain limited circumstances as set forth in the Purchase Agreement) and will be credited to the Purchaser against the purchase price at closing. Closing of the sale transaction is expected to occur in the fourth quarter of 2025.

Safe Harbor

The Company considers information in this Current Report that relates to expectations for future periods to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including, among other factors, the Sellers’ ability to satisfy the conditions to closing specified in the Purchase Agreement and the Purchasers’ ability to perform. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE Centers Corp.

Date:	September 23, 2025	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski Title: Executive Vice President, General Counsel and Secretary